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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 27, 2000


                             BASE TEN SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)




         New Jersey                     0-7100                 22-1804206
(State or other jurisdiction          (Commission           (I.R.S. employer
      of incorporation)               File Number)         identification no.)






        One Electronics Drive
         Trenton, New Jersey                                08619
(Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (609) 586-7010







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Item 5.  Other Events

         Business Redirection, Board Reconstitution and Senior Management Changes. On October 27, 2000, Base Ten Systems, Inc. (the "Company") announced the decision of its board of directors (the "Board") to pursue a new business direction in contract manufacturing in various industries. The Company also announced a reconstitution of its Board to reflect the redirection of its business. The reconstituted Board will be led by Edward J. Klinsport, a former executive officer and director of the Company, as Chairman, in place of Stephen Cloughley, who will also be succeeded as President and CEO of the Company by Mr. Klinsport. In addition, the Board membership of Robert Hurwitz was relinquished to Andrew Sycoff, President of Andrew Garrett Inc., an investment banking firm. The press release announcing the changes and related developments is filed as an exhibit to this report and is incorporated herein by reference.

         Prospective Loss of Nasdaq Listing. The Company has been advised by Nasdaq that recent bid prices for its common stock below the $1.00 minimum price required for continued inclusion in the Nasdaq Small Cap listings can be expected to result in the loss of the listing if the requirement is not satisfied in the near term. Loss of the Company's listing could be expected to reduce liquidity in its common stock and entail related risks for stockholders.

Item 7.  Financial Statements and Exhibits

         (a)  None

         (b)  None

         (c)  Exhibits.

         Exhibit
         Number            Exhibit
         -------           -------

         20.1              Press release issued October 27, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            BASE TEN SYSTEMS, INC.



Date: November 3, 2000                      By:      /s/ Kenneth Riley
                                                --------------------------------
                                                      Kenneth Riley,
                                                  Chief Financial Officer
                                                 (Duly Authorized Officer)